UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2016
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 19, 2016, Qorvo, Inc. (the “Company”) completed the offer to exchange (the “Exchange Offer”): (i) up to $450 million aggregate principal amount of its outstanding 6.75% senior notes due 2023 (the “Outstanding 2023 Notes”) for up to $450 million of its new 6.75% senior notes due 2023 that have been registered under the Securities Act of 1933, as amended (the “Act”); and (ii) up to $550 million aggregate principal amount of its outstanding 7.00% senior notes due 2025 (the “Outstanding 2025 Notes”, and together with the Outstanding 2023 Notes, the “Outstanding Notes”) for up to $550 million aggregate principal amount of its new 7.00% senior notes due 2025 that have been registered under the Act. Prior to the expiration of the Exchange Offer at 5:00 p.m., New York City time, on September 13, 2016: (i) $450 million in aggregate principal amount of the Outstanding 2023 Notes was tendered and received (including tenders subject to the guaranteed delivery procedures); and (ii) $549.97 million in aggregate principal amount of the Outstanding 2025 Notes, representing 99.99% of the Outstanding 2025 Notes, was tendered and received (including tenders subject to the guaranteed delivery procedures). The Exchange Offer was made only by means of a prospectus dated August 15, 2016. The Exchange Offer was conducted pursuant to the terms of the Outstanding Notes and is more fully explained in the Company’s Registration Statement on Form S-4 declared effective by the Securities and Exchange Commission on August 12, 2016 (File No. 333-212601).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

	By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date: September 20, 2016